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                                                                   Exhibit 10.15



                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT (the "Agreement") dated as of October 9, 1998 among THE MIIX GROUP, INCORPORATED ("The MIIX Group"), NEW JERSEY STATE MEDICAL UNDERWRITERS, INC. (hereinafter called the "Company") and DANIEL GOLDBERG, (hereinafter called the "Executive").

                                   BACKGROUND

         Executive presently serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement dated July 1, 1996 (the "Underwriter Employment Agreement"). Pursuant to a Plan of Reorganization which was approved by the Insurance Commissioner of the State of New Jersey on March 5, 1998, shares of common stock of The MIIX Group will be distributed to certain past and present policyholders of insurance issued by the Medical Inter-Insurance Exchange of New Jersey ("MIIX"), and all of the assets of MIIX will be assigned and transferred to MIIX Insurance Company, a wholly-owned subsidiary of The MIIX Group (the "Reorganization"). At the closing of the Reorganization, The MIIX Group will acquire all of the issued and outstanding common stock of the Company.

         The Company deems it to be in its best interest to secure and retain the services of Executive and Executive desires to work for the Company upon the
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terms and conditions hereinafter set forth. This Agreement shall be effective upon the date set forth above (the "Effective Date"), at which time the Underwriter Employment Agreement shall terminate and have no legal force and effect, except to the extent of any unsatisfied obligations owing by the Company to the Executive.

         NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, and intending to be legally bound hereby, the parties hereto agree, as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         1.1 "Base Amount" shall mean the Executive's "Base Amount" as determined in accordance with Section 280G of the Internal Revenue Code of 1986, as amended.

         1.2 "Base Salary" shall mean the annual salary payable to the Executive pursuant to Section 4.1 hereof.

         1.3 "Board" shall mean the Board of Directors of The MIIX Group.

         1.4 "Cause" shall mean the termination of the Executive's employment with the Company or The MIIX Group as a result of:

                  1.4.1 the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise; or

                  1.4.2 the willful failure by the Executive to perform such services as may be delegated or assigned to the Executive by the Board; or

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                  1.4.3 the Executive's conviction of, or a plea of nolo
contendre to, a felony or a crime involving moral turpitude; or

                  1.4.4 the repeated and consistent failure of Executive to devote his full-time best efforts to the performance of his duties under this Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness); or

                  1.4.5 the commission by Executive of an act of, or omission of an act, that would constitute a material breach of this Agreement.

         1.5 "Change in Control" shall mean any of the following events:

                  1.5.1 the acquisition in one or more transactions by any "Person" (as such term is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934) but excluding, for this purpose, The MIIX Group or its subsidiaries or any employee benefit plan of The MIIX Group or its subsidiaries, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of thirty-five percent (35%) or more of the combined voting power of The MIIX Group's then outstanding voting securities (the "Voting Securities");

                  1.5.2 the individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by The MIIX Group's shareholders, of any new director was approved by a vote of at

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least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;

                  1.5.3 a merger or consolidation involving The MIIX Group if the shareholders of The MIIX Group, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty-five percent (65%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of The MIIX Group or a sale or other disposition of all or substantially all of the assets of The MIIX Group; or

                  1.5.4 the acceptance by the shareholders of The MIIX Group of shares in a share exchange if the shareholders of The MIIX Group, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than sixty-five percent (65%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

         1.6 "Good Reason" shall mean:

                  1.6.1 the assignment to the Executive, without the Executive's expressed written approval, of duties or responsibilities, inconsistent with the

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Executive's position of President and Chief Executive Officer of the Company and
The MIIX Group or the reduction in Executive's duties, responsibilities or authority from those in effect on the date hereof, but excluding any increase in duties or responsibilities resulting from The MIIX Group's merger, consolidation or combination with any other entity;

                  1.6.2 a reduction by the Company in the Executive's "Base Salary" as in effect on the date hereof or as the same is increased from time to time during the term of this Agreement by more than ten percent (10%) unless such reduction is part of a salary reduction program instituted by the Company and affects all officers of the Company;

                  1.6.3 any material breach by the Company or The MIIX Group of the terms of this Agreement; or

                  1.6.4 any purchaser, assignee, surviving entity or successor of the Company or The MIIX Group or their respective businesses or assets (regardless of the form of any transaction) fails or refuses to expressly assume this Agreement in writing, and all of the duties and obligations of the Company hereunder.

2. Term of Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive and the Executive hereby accepts employment by the Company. The initial term of employment hereunder shall be for a three (3) year period commencing on the Effective Date and, unless sooner terminated as provided for herein, ending on the third anniversary thereof (the

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"Initial Term"). Except as otherwise provided for herein, unless either party gives written notice to the other party at least thirty (30) days before the end of the Initial Term or any extended term (a "Nonrenewal Notice"), the Agreement shall automatically be extended for additional one-year periods.

3. Position and Duties. The Executive is engaged hereunder to serve as the President and Chief Executive Officer of the Company and The MIIX Group and he agrees to perform the duties and services incident to those positions, or such other or further duties and services of a similar nature as may be required of him by the Board. The Executive agrees to perform the duties and responsibilities called for hereunder to the best of his ability and to devote his full time, energies and skills to such duties and to the promotion of the business and interests of the Company and of any corporate subsidiaries or affiliated companies. The Executive may participate in charitable and similar activities, may be a director of a company that does not compete with The MIIX Group or its affiliates, and may have business interests in passive investments which may, from time to time, require portions of his time, but such activities shall be done in a manner consistent with his obligations hereunder.

4. Compensation and Other Benefits.

         4.1 Salary. The Company shall pay to the Executive for the performance of his duties hereunder, an initial base salary of $430,000 per annum (the "Base Salary"), payable in accordance with the Company's normal payroll practices.

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Thereafter, the amount of the Base Salary will be reviewed and adjusted as appropriate by the Board in accordance with executive compensation review practices. The Company shall pay, and The MIIX Group shall cause the Company to pay, all other amounts payable to Executive hereunder.

         4.2 Bonus. Executive shall be eligible to receive an annual bonus pursuant to The MIIX Group's Cash Incentive Plan, at the discretion of the Board, based on Executive's achievement of goals and objectives established by the Board on an annual basis. The Board shall use its reasonable judgment in determining whether such goals and objectives have been met and the amount, if any, of bonus to be paid to Executive. It is anticipated that any bonus will be paid on or by March 31 of the succeeding year.

         4.3 Stock Options. On or by the date upon which The MIIX Group consummates an initial public offering of shares of its common stock, The MIIX Group shall grant to Executive options to acquire 175,000 shares of the common stock of The MIIX Group at an exercise price equal to the fair market value of the common stock as of the date of grant. Such options shall be granted under The MIIX Group's 1998 Long Term Incentive Equity Plan and shall be the subject of a separate stock option agreement. Twenty-five percent (25%) of the options shall vest on the date of grant with an additional twenty-five percent (25%) vesting on each anniversary of the date of grant. In addition, Executive shall be entitled to participate in The MIIX Group's Long Term Incentive Equity Plan or similar plans

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which may be made available from time to time to executives of the Company or
The MIIX Group. The grant of any such options shall be at the sole discretion of the Board and shall be based on the achievement of performance goals established by the Board.

         4.4 Supplemental Executive Retirement Plan. The parties acknowledge that under the terms of the Underwriter Employment Agreement, the Executive was the beneficiary of a life insurance policy that provided for certain payments at age 65. In addition, the Company established a supplemental executive retirement plan ("SERP") which was funded annually after giving consideration to the accumulated asset value of the life insurance policy and the amounts accrued for the benefit of Executive under the Company's defined benefit retirement plan. The Company shall provide Executive with a SERP on terms no less favorable than made available pursuant to the Underwriter Employment Agreement.

         4.5 Employee Benefits. During the term of this Agreement, the Executive shall be entitled to participate in all of the benefit programs provided to all executives of The MIIX Group or its affiliates, including, without limitation, all medical, disability, dental and life insurance benefits, retirement programs, and other employee benefit programs now in existence or hereafter adopted by The MIIX Group or its affiliates, as such plans, programs, practices or policies may be in effect from time to time. The Executive shall also be eligible to participate in a deferred compensation plan on terms no less favorable to the Executive than those

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contained in the Non-Qualified Deferred Compensation Agreement dated November 1,
1996 by and between the Executive and the Company.

         4.6 Vacation. In addition to such holidays, sick leave and other time off as are established by the policies of the Company, Executive shall be entitled to at least four (4) weeks of vacation in accordance with the Company's vacation policy for executives, during which his compensation shall continue to be paid to him; provided, however, that the Executive may not take more than two
(2) consecutive weeks of vacation without the prior approval of the Board. Unused vacation time can be carried over in accordance with Company policy.

         4.7 Automobile. During the term of this Agreement, the Company shall make available to the Executive an automobile in accordance with and subject to the conditions of the Company's standard automobile policy or practices as in effect from time to time.

         4.8 Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by Executive in connection with his employment hereunder provided, however, that such expenses were incurred in conformance with the policies of the Company, as established from time to time, and Executive submits detailed vouchers and other records reasonably required by the Company in support of the amount and nature of such expense.

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         4.9 Taxes and Withholding. All compensation payable and other benefits provided under this Agreement shall be subject to customary withholding for income, F.I.C.A. and other employment taxes.

5. Termination of Employment.

         5.1 Death of Executive. The Executive's employment under this Agreement shall terminate immediately upon the Executive's death and the Executive's estate (or his beneficiary, as may be appropriate) shall be entitled to receive
(a) the Executive's Base Salary earned through his date of death, to the extent theretofore unpaid, (b) unreimbursed expenses, and (c) such retirement and other benefits earned by the Executive and vested (if applicable) as of the date of his death under any employee benefit plan of The MIIX Group or its affiliates in which the Executive participates, all of the foregoing to be paid in the normal course for such payments. In the event the Executive dies during a period for which payments are required to be made under the terms of this Agreement, all such remaining payments and benefits shall continue to be payable to the Executive's estate or as may be directed by the personal representative of his estate.

         5.2 Disability of Executive. If the Executive is unable to perform his duties under this Agreement because of a long term disability as determined in accordance with The MIIX Group's Long Term Disability Plan, the Company may terminate the Executive's employment by giving written notice to the Executive. Such termination shall be effective as of the date of such notice and the Company and

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The MIIX Group shall have no further obligations under this Agreement, except
(a) for the obligation to pay to the Executive any Base Salary earned through the date of such termination, to the extent theretofore unpaid, (b) unreimbursed expenses, and (c) such retirement and other benefits earned by the Executive and vested (if applicable) prior to his termination under any employee benefit plan of The MIIX Group or its affiliates in which the Executive participates, all of the foregoing to be paid in the normal course for such payments.

         5.3 Termination for Cause. Executive's employment under this Agreement shall terminate immediately upon written notice from the Company that the Company is terminating the Executive for Cause. If the event or circumstances specified in the Company's notice of termination are capable of being cured, the Executive will have fifteen (15) days to correct or eliminate such Cause provided the Executive is taking reasonable and demonstrable action to do so during such period. If the Executive has not corrected or eliminated such Cause by the end of such fifteen (15) day period, the Executive's employment shall then terminate. Upon the Company's termination of Executive for Cause, the Company's and The MIIX Group's obligations under this Agreement shall terminate, except for the obligation to pay to Executive (a) the balance of his accrued and unpaid Base Salary, (b) unreimbursed expenses, and (c) retirement and other benefits earned by the Executive and vested (if applicable) under any employee benefit plan of The MIIX

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Group or its affiliates in which the Executive participates, all of the foregoing to be paid in the normal course for such payments.

         5.4 Termination Without Cause.

                  5.4.1 The Company may terminate Executive's employment under this Agreement at any time upon six (6) months prior written notice to the Executive. Such termination shall be effective six (6) months following the date of such notice, provided that during such notice period the Board in its absolute discretion may relieve the Executive of all his duties, responsibilities and authority in respect to the Company and restrict the Executive's access to the Company's property. If the Company terminates the Executive's employment without Cause except during the one (1) year period following a Change in Control, the Executive shall be entitled to receive (a) the accrued and unpaid balance of his Base Salary through the termination date,
(b) the greater of his Base Salary for the eighteen (18) month period following the date of termination or his Base Salary payable (in the absence of such termination) from the date of termination through the end of the Initial Term, paid, at the option of the Company, in accordance with the Company's normal payroll practice or in a lump sum, (c) unreimbursed expenses, (d) such retirement and other benefits earned by the Executive and vested (if applicable) under the terms of any employee benefit plan maintained by The MIIX Group or its affiliates in which the Executive participates paid in the normal course for such payments, and (e) for the eighteen (18) month period following the date of

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termination, coverage for the Executive and his dependents (if applicable) under
The MIIX Group's and its affiliates' health, life and benefits plans and programs. In the event a Change in Control occurs during the period of payments required under this Section, the remaining payments shall be accelerated and paid in a lump sum within thirty (30) days of the Change in Control.

                  5.4.2 If the Executive's employment is terminated by the Company without Cause during the one (1) year period following a Change in Control, the Company shall pay to Executive (a) the accrued and unpaid balance of his Base Salary through the termination date, (b) within thirty (30) days of such termination a lump sum payment equal to 2.99 multiplied by the Executive's Base Amount, (c) unreimbursed expenses, (d) such retirement and other benefits earned by the Executive and vested (if applicable) under the terms of any employee benefit plan maintained by The MIIX Group or its affiliates in which the Executive participates paid in the normal course for such payments, and (e) for an eighteen (18) month period following the date of termination, coverage for the Executive and his dependents (if applicable) under The MIIX Group's and its affiliates' health, life and benefit plans and programs.

                  For purposes of both Sections 5.4.1 and 5.4.2, termination arising at the end of a term as a result of the Company providing a Non-Renewal Notice shall be treated as termination without Cause and Executive shall be entitled to receive the payments provided in Sections 5.4.1 or 5.4.2, as the case may be.

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         5.5 Termination by Executive.

                  5.5.1 Executive may terminate his employment hereunder at any time upon not less than thirty (30) days prior written notice. If the Executive voluntarily terminates his employment without Good Reason, the Executives shall be entitled to receive (a) the balance of his accrued and unpaid Base Salary as of the termination date, (b) unreimbursed expenses, and (c) such retirement and other benefits earned by the Executive and vested (if applicable) prior to his termination under the terms of any employee benefit plan maintained by The MIIX Group or its affiliates, all of the foregoing to be paid in the normal course for such payments.

                  5.5.2 If the Executive voluntarily terminates his employment with the Company prior to a Change in Control with Good Reason, the Executive's required notice of termination shall specify the circumstances that constitute Good Reason and must be given within thirty (30) days of the event or circumstances which constitute such Good Reason. In such event, the Company will have thirty (30) days to correct or eliminate such Good Reason. If the Company has not corrected or eliminated such Good Reason, by the end of such thirty (30) day period, the Executive's employment shall terminate and the Executive shall be entitled to receive (a) his accrued and unpaid Base Salary through the termination date, (b) unreimbursed expenses, (c) his Base Salary for the eighteen (18) month period following the termination date paid, at the Company's option, in accordance with the Company's normal payroll practice or in a lump sum, (d) such retirement and

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other benefits earned by the Executive and vested (if applicable) under the terms of any employee benefit plan maintained by The MIIX Group or its affiliates in which the Executive participates paid in the normal course for such payments, and (e) during the eighteen (18) month period following termination, coverage for the Executive and his dependents (if applicable) under The MIIX Group's or its affiliates' health, life and benefit plans and programs. In the event a Change in Control occurs during the period of payments required under this Section 5.5.2, the remaining payments shall be accelerated and paid in a lump sum within thirty (30) days of the Change in Control.

                  5.5.3 During the one (1) year period following a Change in Control, the Executive may terminate his employment with Good Reason upon thirty
(30) days written notice of termination to the Board. If the Executive elects to terminate his employment with the Company pursuant to this Section 5.5.3 for Good Reason, the Executive's required notice of termination shall specify the circumstances that constitute Good Reason and must be given within thirty (30) days of the event or circumstances which constitute such Good Reason. In such event, the Company will have thirty (30) days to correct or eliminate such Good Reason. If the Company has not corrected or eliminated such Good Reason by the end of that thirty (30) day period, the Executive's employment shall terminate and the Company shall pay to Executive (a) the accrued and unpaid balance of his Base Salary through the termination date, (b) unreimbursed expenses, (c) within thirty (30) days of such

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termination, a lump sum payment equal to 2.99 multiplied by the Executive's Base
Amount, (d) such retirement and other benefits earned by the Executive and vested (if applicable) under the terms of any employee benefit plan maintained by The MIIX Group or its affiliates in which the Executive participates, paid in the normal course for such payments, and (e) for an eighteen (18) month period following the termination date, coverage for the Executive and his dependents
(if applicable) under The MIIX Group's and its affiliates' health, life and benefit plans and programs.

         5.6 Board of Directors. The Executive specifically agrees that upon his termination of employment with the Company, whether voluntarily or involuntarily, his position as a member of the Board shall immediately end and this Agreement shall act as notice of resignation by the Executive.

6. Confidential Information. Except as required in the performance of his duties to the Company under this Agreement, the Executive shall not, during or after the term of this Agreement, use for himself or others, or disclose to others, any confidential information of The MIIX Group or its affiliates including without limitation, trade secrets, data, know-how, design, formulas, developmental or experimental work, claims defense and recovery methods and procedures and broker and agent relationships, computer programs, proprietary information bases and systems, databases, customer lists, business plans, financial information of or about The MIIX Group or any of its affiliates, customers or clients, unless

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authorized in writing to do so by the Board, but excluding any information generally available to the public or information (except information related to The MIIX Group or its affiliates) which Executive possessed prior to his employment with the Company. The Executive understands that this undertaking applies to information of either a technical or commercial or other nature and that any information not made available to the general public is to be considered confidential. The Executive acknowledges that such confidential information as is acquired and used by The MIIX Group or its affiliates is a special, valuable and unique asset. All records, files, materials and confidential information obtained by Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of The MIIX Group or its affiliates, as the case may be.

7. Return of Documents and Property. Upon the termination of Executive's employment from the Company, or at any time upon the request of the Company, Executive (or his heirs or personal representative) shall deliver to the Company
(a) all documents and materials containing confidential information relating to the business or affairs of The MIIX Group or any of its affiliates, customers or clients, and (b) all other documents, materials and other property belonging to The MIIX Group or its affiliates, customers or clients that are in the possession or under the control of Executive.


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8. Non-Competition.

         8.1 For purposes of this Agreement, "competitor" shall mean any company engaged in or about to be engaged in the business of developing, producing or distributing, in The MIIX Group's (including its affiliated companies) geographic area of distribution, a product or service in the medical professional liability insurance business which is similar to any product or service produced or performed or about to be produced or performed by The MIIX Group and/or any of its affiliated companies.

         8.2 The Executive agrees that so long as he is employed by the Company, and for a period of one (1) year thereafter, he will not, directly or indirectly, whether for compensation or not, own, manage, operate, join, control or participate in, or be connected as a stockholder, officer, employee, partner, creditor, guarantor, advisor or otherwise, with a competitor. The foregoing shall not be construed, however, as preventing the Executive from investing his assets in such form or manner as will not require services on the part of the Executive in the operations of the businesses in which such investments are made and provided any such business is publicly owned and the interest of Executive therein is solely that of an investor owning not more than five percent (5%) of the outstanding equity securities of any such business. Should Executive breach the provisions of this Section, the Company and The MIIX Group shall be entitled to cease all payments and benefits under the

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terms of this Agreement and shall be entitled to pursue all remedies it might have including, but not limited to, those contained in this Agreement.

         8.3 For the period of six (6) months after the termination of this Agreement for any reason whatsoever, Executive shall not offer employment or otherwise solicit as a director, officer, employee, agent or in any other capacity any person or persons who are employed by The MIIX Group or any of its affiliates or who were at any time (within a period of six (6) months immediately prior to the date of the Executive's termination) employed by The MIIX Group or any of its affiliates or otherwise interfere with the relationship between such persons and The MIIX Group or any of its affiliates, provided that the foregoing shall not prohibit a general solicitation for employment.

         8.4 It is agreed that the Executive's services hereunder are special, unique, unusual and extraordinary giving them peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages, and in the event of the Executive's breach of Sections 6 or 8 hereof, the Company and The MIIX Group shall be entitled to equitable relief by way of injunction or otherwise. If the period of time or area herein specified should be adjudged unreasonable in any court proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by elimination of such portion thereof as deemed unreasonable, so that this covenant may be enforced during such period of time and in such area as is adjudged to be reasonable.

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9. Severability. The terms of this Agreement and each Section hereof shall be considered severable and the invalidity or unenforceability of any part thereof shall not affect the validity or enforceability of the remaining portions or provisions hereof.

10. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and delivered by registered or certified mail or overnight delivery service, to his principal residence, in the case of the Executive, or to its principal office in the case of the Company or The MIIX Group.

11. Assignment. The rights and obligations of the Company and The MIIX Group under this Agreement shall inure to the benefit of and be binding upon their respective successors and assigns. Neither this Agreement nor any rights or interests herein or created hereby may be assigned or otherwise transferred voluntarily or involuntarily by the Executive.

12. Arbitration. Except in the event of a breach or threat of breach of Sections 6 or 8 of this Agreement, any controversy or claim arising out of or relating directly or indirectly to this Agreement, including but not limited to transactions pursuant hereto, the rights and obligations of the parties hereunder, and the performance or breach hereof, which are not capable of satisfactory amicable resolution, and whether sounding in contract, tort, or any other legal theory shall be finally and conclusively settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then in force, and judgment

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upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The award shall be made by one (1) arbitrator. The arbitrator shall interpret this Agreement in accordance with the substantive laws of the State of New Jersey. The arbitrator shall have no power to add to, subtract from, or otherwise modify the terms of this Agreement. All awards shall be reasoned awards in writing setting forth the facts, the issues and the legal or other basis for the decisions of the arbitrator. No party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction or from the arbitrator, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests, and the posting of pre-award security, but such shall not be sought as a means to avoid or unduly delay arbitration.

The parties hereby acknowledge the validity and enforceability of this arbitration clause, and will not challenge the validity thereof in any court or before the arbitrator. Each party shall bear its own respective legal fees, costs and expenses in connection with any arbitration, court action or proceeding, and shall bear one-half of the arbitrator's fees and expenses, if any.

13. Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party entitled to the benefit thereof. The failure of either party at any time to require performance of any provision of this Agreement shall not affect such party's right at a later time to enforce such provision. No consent or waiver by

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either party to any default or to any breach of a condition or term in this
Agreement shall be deemed or construed to be a consent or waiver to any other breach or default.

14. Applicable Law. Except to the extent such laws are superceded by Federal laws, this Agreement shall be interpreted and construed under the laws of the State of New Jersey, without reference to principles of conflicts of laws.

15. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to such subject matter. It may not be changed or altered, except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  THE MIIX GROUP, INCORPORATED

                                  By: /s/ Vincent A. Maressa
                                     ------------------------------------------
                                     Name: Vincent A. Maressa
                                     Title: Director

                                  NEW JERSEY STATE MEDICAL UNDERWRITERS, INC.

                                  By: /s/ Vincent A. Maressa
                                     ------------------------------------------
                                     Vincent A. Maressa
                                     Chairman

                                  /s/ Daniel Goldberg
                                  ----------------------------------------(L.S.)
                                  Daniel Goldberg

                                      -23-